Yasheng Group
805 Veterans Blvd., Suite 228
Redwood City, CA 94063

August 26, 2009

Yasheng Eco-Trade Corporation
9107 Wilshire Blvd., Suite 450
Beverly Hills, CA 90210

The agreement will set forth the terms and conditions pursuant to which Yasheng Group, a California corporation ("YHGG"), will sell to Yasheng Eco-Trade Corporation ("YASH") via private placement issuance - 49% (forty nine) of the issued and outstanding securities (the "Shares") of YASHENG (THE UNITED STATES) LOGISTIC SERVICE COMPANY INCORPORATED a California corporation ("YLSC") , as follows, post the issuance:

1. YHGG will order YLSC to issue to YASH, and YASH will purchase from YLSC , the Shares for a purchase price of 100,000,000 shares of common stock of YASH (the "YASH Shares"). YLSC and YHGG shall deliver the Shares representing 49% of all outstanding NEW shares of YLSC within thirty two (32) business days of executing this agreement. YASH shall deliver the YASH Shares within thirty two (32) business days of executing this agreement, as final consideration for 49% paid up capital in YLSC.

2. YHGG represents that:

(a) It owns the Shares free and clear of any liens or options, rights or other security or other interests in the Shares; and

(b) YASHENG (THE UNITED STATES) LOGISTIC SERVICE COMPANY INCORPORATED is a wholly owned subsidiary of YHGG. The sole asset of YASHENG (THE UNITED STATES) LOGISTIC SERVICE COMPANY INCORPORATED is that certain certificate of Approval for Chinese Enterprises investing in foreign countries granted by the Ministry of Commerce of the People's Republic of China. YASHENG (THE UNITED STATES) LOGISTIC SERVICE COMPANY INCORPORATED has no other assets or liabilities.

(c) Upon signing this definitive irrevocable agreement YHGG agree to cancel certain 50,000,000 shares that were issued to it, as partial contingent payment under prior agreements, so YASH can void it and return it to treasury for cancellation.

3. The Agreement constitutes the entire definitive agreement of the parties as to its subject matter, superseding any prior or contemporaneous agreements, understandings or letter of intent, and may not be amended nor may any right be waived except by an instrument which refers to this Agreement, states that it is an amendment or waiver and is signed by both parties in the case of an amendment or the party granting the waiver in the case of a waiver.

Please confirm your agreement with the foregoing by signing this Agreement and returning it to Yasheng-CA.

Very truly yours,
YASHENG GROUP

By: 
Name: Dr. Zhou Changsheng
Title: Chairman of the board

AGREED TO this 26 day of August, 2009.

YASHENG ECO-TRADE CORPORATION

By: 
Name: Yossi Attia
Title: CEO and Director